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                                                                   Exhibit 10.25


                              SEPARATION AGREEMENT


         SEPARATION AGREEMENT ("Agreement") dated as of August 7, 2001, between JOEL-TOMAS CITRON ("Executive"), and MASTEC, INC. ("MasTec").

         WHEREAS, Executive wishes to resign and terminate his employment with MasTec; and

         WHEREAS, MasTec and Executive desire to establish the terms of the separation and the parties' respective rights and obligations.

         NOW, THEREFORE, In consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Executive and MasTec mutually agree to terminate Executive's employment with MasTec and all of its subsidiaries in whatever capacity and to terminate all prior agreements or understandings relating to Executive's employment with MasTec and all of its subsidiaries effective August 7, 2001 (the "Separation Date") other than Executive's existing rights relating to stock options held by him under MasTec's stock option plans and MasTec's obligation to fund premiums of an additional $150,000 under a deferred compensation life insurance program and to maintain the insurance on substantially the same terms previously agreed to by MasTec. To this end, effective on the Separation Date, Executive resigns as President and Chief Executive Officer of MasTec, as a member of the Board of Directors of MasTec, and as an executive and member of the board of directors of all of MasTec's subsidiaries. Executive shall also resign on the Separation Date from the boards of directors (or similar governing bodies) of any entity for which Executive serves as a designee of MasTec or its affiliates.

2.       (a)      Subject to the terms and conditions of this Agreement, in
                  connection with Executive's separation from MasTec and in consideration for the covenants and agreements set forth herein, MasTec agrees to pay Executive an aggregate of $10 million (the "Severance Pay") payable in cash by wire transfer to the account designated in writing by Executive from time to time as follows:

                           Payment Date                Amount
                           ------------                ------

                           September 3, 2001         $2,000,000
                           January 2, 2002           $2,000,000
                           April 1, 2002             $2,000,000
                           July 1, 2002              $2,000,000
                           October 1, 2002           $2,000,000

                  ; provided, however, that all payments shall accelerate and be due and payable in the event that MasTec fails to make any of the foregoing payments within three business days after written notice from Executive that any such payment has not been timely made.

         (b) Executive agrees that MasTec may reduce the payment to be made on October 1, 2002 by the amount of all indebtedness owed to MasTec under the Demand Note in the principal amount of $750,000 dated November 1, 2000.

         (c) Such Severance Pay shall constitute full payment and consideration in connection with the separation and Executive's employment and shall be in lieu of any other payments or consideration arising out of any previous relationship, agreements or arrangements between MasTec or its subsidiaries and affiliates on the one hand, and Executive, on the other.

3.       (a)      From the Separation Date until August 7, 2003 (the "Consulting
                  Period"), Executive shall provide such consulting services
                  (the "Consulting Services") (i) as may be reasonably necessary or appropriate in order to effect an orderly transfer of Executive's responsibilities to one or more other executives of MasTec and to ensure that MasTec is aware of all matters that were handled by Executive during his employment by MasTec and (ii) as may be reasonably requested by MasTec in connection with general corporate matters.

         (b) During the Consulting Period, Executive shall not have any formal schedule of duties or assignments, but (i) during the period from the Separation Date until November 7, 2001 (the "Initial Consulting Period"), Executive shall make himself available for at least 20 hours per week to


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                  perform the Consulting Services and (ii) during the remainder of the Consulting Period, Executive shall make himself available for at least 20 hours per month to perform the Consulting Services. After the Initial Consulting Period, Executive shall receive reasonable advance notice from MasTec of the time requested for such Consulting Services, which time shall not unreasonably interfere with Executive's other activities. Executive may perform Consulting Services by telephone and may be required to travel in connection with his performance of Consulting Services.

         (c) MasTec agrees to reimburse Executive for reasonable expenses incurred by him in connection with his rendering of Consulting Services to the extent such expenses are reimbursable under MasTec's policy for business expenses as provided to him from time to time. Executive will provide appropriate documentation of expenses as may from time to time be reasonably requested by MasTec.

         (d) MasTec agrees that it will provide an office for Executive's use in MasTec's office at 660 Madison Avenue, New York, New York through December 31, 2001 and will continue to (i) employ Krysta Mihalik through December 31, 2001 and (ii) engage Gabriella Grunwald as a consultant through September 30, 2001. Executive will either vacate the New York office on or prior to December 31, 2001 or assume the lease of such space for the remainder of the lease term. In the event Executive assumes the lease, MasTec shall be unconditionally released from any liability thereunder and any letter of credit or security provided by MasTec which is currently held by the landlord or any other third party in connection with such leased office shall be promptly returned to MasTec.

4. Executive agrees that he will cooperate and assist MasTec in connection with any legal, quasi-legal, administrative or other similar proceeding, including any external or internal investigation, involving MasTec or any of its subsidiaries or affiliates, by furnishing such information and appropriate services (including, if required, testimony) and by making himself available to MasTec as may be reasonably requested by MasTec from time to time.

5. All stock options to acquire MasTec Common Stock granted to Executive under MasTec's 1994 Stock Incentive Plan, as amended, or any other option or benefit plan shall, upon the Separation Date, become fully vested and immediately exercisable and may be exercised by Executive for the full remaining term of the options but in no event later than the latest day on which such option may be exercised under the terms of the plan under which such option was granted.

6. Executive acknowledges and agrees that he is not entitled to any further payments or benefits other than as provided for by this Agreement and he has no additional right to (a) vacation, holiday, sick or personal days or pay in lieu thereof, (b) bonus, profit sharing or other incentive compensation, or (c) stock options or restricted stock, all of which Executive specifically waives; provided, however, that Executive is not waiving his rights under the federal law providing for continuation of medical coverage commonly known as COBRA. Executive agrees and acknowledges that his eligibility (i) to purchase stock under the MasTec, Inc. Non-Qualified Employee Stock Purchase Plan, (ii) to participate in Employer incentive compensation or other compensation plans and (iii) to participate in any other benefit plan of Employer or its subsidiaries or affiliates is terminated as of the Separation Date. Notwithstanding the foregoing, MasTec agrees to reimburse Executive for reasonable business expenses incurred by him prior to the Separation Date subject to MasTec's historical policy for the reimbursement of business expenses.

7. Executive agrees that at MasTec's request he will promptly deliver or cause to be delivered to MasTec, (a) all keys, ID cards, company automobile or other vehicle, corporate credit card, laptop computer or other hardware, computer software of any kind, electronic address book, portable telephone, radio, electronic beeper or other electronic devices, equipment and all other property belonging to MasTec and (b) all originals and copies of any drawings, books, manuals, letters, notes, notebooks, reports, financial statements, business plans, projections, data base, or documents, materials or information in Executive's possession or control containing or describing any Confidential Information (as defined below) or otherwise relating to MasTec or any of its subsidiaries or affiliates; provided, however, that Executive will not be required to return the computers (and software currently installed therein) in the New York, New York office currently being used by him prior to December 31, 2001.

8. Executive acknowledges that as a result of his employment with MasTec, Executive gained knowledge of, and had access to, proprietary and confidential information and trade secrets of MasTec and its affiliates. Executive agrees that he will not, in any fashion, form or manner, directly or indirectly (a) use, disclose,



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         communicate or provide or permit access to any person or entity, or (b)
         remove from the premises of MasTec or any of its affiliates any notes or records (including copies or facsimiles, whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), relating to any confidential, proprietary or secret information of MasTec or any of its affiliates (collectively, "confidential Information") (including without limitation (1) the identity of customers, suppliers, subcontractors and others with whom they do business; (2) their marketing methods, strategies and related information; (3) contract terms, pricing, margin or cost information or other information regarding the relationship between them and the persons and entities with which they have contracted; (4) their services, products, software, technology, developments, improvements and methods of operation; (5) their results of operations, financial condition, projected financial performance, sales and profit performance and financial requirements; (6) the identity of and compensation paid to their employees and consultants; (7) any business plans, models or strategies and the information contained therein; (8) their sources, leads or methods of obtaining new business; and (9) all other confidential information of, about or concerning the business of MasTec and its affiliates), except for (x) information that is or becomes available to the public generally other than as a result of an unauthorized disclosure by Executive, including as an example publicly-available information filed by MasTec with the Securities and Exchange Commission or other governmental or regulatory authorities,
         (y) information that is generally known in the business of MasTec or its affiliates or that constitutes standard industry practices, customs and methods, or (z) information known to Executive prior to joining MasTec or its predecessors or gained during his employment with MasTec from sources outside of MasTec or its employees, officers, directors, consultants, advisors or other representatives who do not owe a duty of confidence to MasTec or any of its affiliates, whether arising under contract or otherwise. Executive will be entitled to use Confidential Information in the discharge of his Consulting Services.

9. Executive acknowledges that it is essential to MasTec that Executive not utilize his special knowledge of MasTec and its business and his relationships with customers, suppliers and other who have business dealing with MasTec to compete with MasTec. Accordingly, during the Consulting Period, Executive covenants that he will not within the United States of America or the Commonwealth of Canada:

         (a) Directly or indirectly own, manage, operate, control, be employed by, consult with or participate in ownership, management, operation or control of, or be connect in any manner with, any entity engaged, directly or through one or more subsidiaries, in the business of providing telecommunications or other utility infrastructure services, if such entity derives at least 20% or more of its consolidated revenues from telecommunications or other utility infrastructure services ("Competitor"). For these purposes, ownership of securities of 1% or less of any publicly held class of securities of any Competitor will not be considered to be competition with MasTec;

         (b) Solicit, persuade or attempt to solicit or persuade any existing customer or any client or potential customer or client to which MasTec or any of its affiliates has made presentation within 3 years prior to the Separation Date or with which any of them has been having discussions, to cease doing business with or decrease the amount of business done with or not to hire MasTec or any of its affiliates or to commence doing business with or increase the amount of business done with or hire another person or entity;

         (c) Solicit, persuade or attempt to solicit or persuade any individual who is an employee of MasTec or any of its affiliates other than Krysta Mihalik to leave their employ or to become employed by any other person or entity.

10. It is the desire and intent of the parties to this Agreement that the provisions of Sections 8 and 9 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 8 or 9 is adjudicated invalid or unenforceable, such section will be deemed amended to delete any provision or portion adjudicated to be invalid or unenforceable, the amendment to apply only with respect to the operation of that section in the particular jurisdiction in which the adjudication is made. The parties recognize that the performance by Executive of his obligations under Sections 8 and 9 are special, unique and extraordinary in character, and that if Executive breaches or threatens to breach the terms and conditions of this Agreement, the Company may suffer irreparable injury for which no adequate remedy at law may exist. Accordingly, in the event of such breach or threatened breach, the Company will be entitled, if it so elects, without posting any bond or other security, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, to enforce the specific performance of this Agreement by Executive, and/or to enjoin Executive from breaching or attempting to breach this Agreement.



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11.      Executive and his heirs, representatives, executors, successors and assigns (collectively, the "Executive Releasors"), acquit, release and forever discharge MasTec and its agents, servants, officers, directors, shareholders, employees, predecessors, subsidiaries, affiliates, successors, assigns and other representatives (collectively, the "MasTec Released Parties") from all claims, demands, debts, damages, liabilities, obligations, actions or causes of action, whether known or unknown, foreseen and unforeseen, fixed accrued or contingent, liquidated or unliquidated, matured or unmatured, direct or derivative or consequential, arising from contract, torf, statute, regulation or otherwise (collectively, "Claims"), including, without limitation (a) Claims for fraud, intentional misconduct, simple or gross negligence, criminal conduct, slander or libel, (b) Claims in connection with Executive's employment (including wrongful termination, breach of express or implied contract, unpaid wages, unemployment compensation, accrued vacation, holidays or sick days, Executive benefits, or under any federal, state, or local employment laws, regulations, or executive orders prohibiting discrimination of any kind, including discrimination on the basis of age, race, sex, sexual preference, marital status, national origin, religion, handicap, and disability discrimination or retaliat on, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Executive Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, and Florida's Civil Rights Act, and (c) all other Claims of any kind whatsoever, arising out of, resulting from or in any way connected with any act, omission, fact, event, occurrence, matter, agreement, happening, representation, warranty, promise or transaction of any kind that the Executive Releasors ever had or may now have against the MasTec Released Parties, from the beginning of time to the date of this Agreement, other than MasTec's obligations under this Agreement, MasTec's obligations with respect to stock options held by Executive under the Company's stock option plans and MasTec's obligations under the deferred compensation life insurance program as provided herein.

12. MasTec and the MasTec Released Parties acquit, release and forever discharge Executive and the Executive Releasors from all Claims of any kind whatsoever, arising out of, resulting from or in any way connected with any act, omission, fact, event, occurrence, matter, agreement, happening, representation, warranty, promise or transaction of any kind that MasTec or the MasTec Released Parties ever had or may now have against Executive or the Executive Releasors, from the beginning of time to the date of this Agreement, except for Claims arising from (a) any criminal activity by Executive, (b) any fraud or breach of fiduciary duty committed by Executive or (c) Executive's obligations under this Agreement, the $750,000 Demand Note dated November 1, 2000 and the deferred compensation life insurance program.

13. MasTec agrees that it will (a) indemnify and hold Executive harmless for any claims, demands, damages, liabilities, losses, costs and expenses (including attorneys' and paralegal fees and court costs) incurred or suffered by Executive in connection with Executive's service as an executive officer of MasTec or its affiliates to the fullest extent (including advancement of expenses) permitted by Florida corporate law for the indemnification of officers and directors of a Florida corporate and (b) will include Executive as a covered employee under MasTec's directors' and officers' liability insurance policy and employment practices liability insurance policy until the applicable statues of limitations have expired.

14. Executive represents and warrants that no person other than he had or has any interest in the matters referred to in this Agreement, that Executive has sole right and exclusive authority to execute this Agreement, and that Executive has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

15. Executive agrees that he will not make any statements about or relating to MasTec or its affiliates, its officers, directors, shareholders, agents or independent contractors which are disparaging, critical or likely to cause embarrassment. MasTec shall not make any statements about or relating to Executive that are disparaging, critical or likely to cause embarrassment.

16. The Executive acknowledges that MasTec may be required to disclose the terms of this Agreement and to issue a public statement regarding Executive's resignation if in the opinion of counsel such disclosure is required by law. MasTec agrees that it will provide Executive a reasonable opportunity to provide comments on any written statements regarding the termination of Executive's employment prior to its issuance. Executive agrees that he will not issue any public statements on Executive's termination of employment (including the circumstances giving rise thereto) or the terms hereof, except with the prior written consent of MasTec which shall not be unreasonably withheld. Subject to paragraph 15, Executive shall be free to discuss his termination with potential future employers.

17. With respect to the provisions of this Agreement other than Sections 8 and 9 (which are covered by Section 10), Executive acknowledges that violation of the Agreement may give rise to irreparable injury to MasTec,



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         inadequately compensable in damages. Accordingly, MasTec may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available and which legal remedies are not waived by MasTec's seeking injunctive relief.

18. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its conflict of laws rules. Executive consents to the jurisdiction of any state or federal court located within Miami-Dade County, State of Florida, and consents that all service of process may be made by registered or certified mail directed to Executive at the address of Executive in the payroll records of MasTec. Executive waives any objection which Executive may have based on lack of jurisdiction or improper venue or FORUM NON CONVENIENS to any suit or proceeding instituted by MasTec under this Agreement in any state or federal court located within Miami-Dade County, Florida and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. This provision is a material inducement for MasTec to enter into this Agreement with Executive.

19. The waiver by MasTec in writing of any provision of this Agreement will not be construed to be a waiver by MasTec or any succeeding breach of such provision or a waiver of any breach of any other provision.

20. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercedes and replaces all prior agreements between the parties. There are no promises, agreements, conditions, undertakings, warranties, or representations, whether written or oral, express or implied, between the parties other than as set forth herein. This Agreement cannot be amended, supplemented, or modified except by an instrument in writing signed by the parties against whom enforcement of such amendment, supplement or modification is sought. No party will make any claim and each party waives any right such party may now have or may hereafter have based upon any alleged oral alteration, amendment, modification, or any other alleged change in this Agreement.

21. If any action or proceeding is brought in any court by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs and expenses incurred in connection with such action, including reasonable attorneys' fees and disbursements through and including all appeals.

22. This Agreement may be executed in counterparts, each of which will be considered an original but which will constitute one and the same agreement.

23. In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect.

24. THE PARTIES KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND INTENTIALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY CLAIMS COVERED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF AN PERSON OR PARTY AND RELATED TO THIS AGREEMENT OR ANY CLAIMS; THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL BEING A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.





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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first written above.

                                       MASTEC, INC.



                                       By: /s/ Jose Sariego
                                           -------------------------------------
                                       Name:  Jose Sariego
                                              ----------------------------------
                                       Title: Senior VP
                                              ----------------------------------


                                       EXECUTIVE:



                                       /s/  Joel-Tomas Citron
                                       ----------------------











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